SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 17, 1999.


                              THE GILLETTE COMPANY
               (Exact name of registrant as specified in charter)


     DELAWARE                       1-922               04-1366970
(State of incorporation   (Commission file number)     (I.R.S. employer
or other jurisdiction)                                 identification number)


Prudential Tower Building, Boston, Massachusetts 02199
(Address of principal executive offices)              (Zip Code)



     Registrant's telephone number including area code: (617) 421-7000.













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Item 5.  Other events.

     On June 17, 1999, The Gillette Company announced that it expects to report a low single-digit increase in second quarter sales and about a 20% decrease in earnings per share versus the prior year, both of which are somewhat below Wall Street's estimates.


Item 7.           Financial Statements and Exhibits.

99.1 Press release issued by The Gillette Company on June 17, 1999.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


THE GILLETTE COMPANY



By:      CHARLES W. CRAMB
         Charles W. Cramb